AGREEMENT
                                    ---------

     This Agreement is entered into this 4th day of June, 1998, by and between NEVTAH CAPITAL MANAGEMENT CORPORATION, 4400 PGA Boulevard, Suite 716, Palm Beach Gardens, Florida 33410 (hereinafter referred to as "NEVTAH"), and PETROLEUM ASSET MANAGEMENT COMPANY, 204 Point East Drive, Nashville, Tennessee 37216, and AIR PULSE OIL PUMP, INC., 204 Point Fast Drive, Nashville, Tennessee 37216 (hereinafter collectively referred to as "PAMCO").

                                   WITNESSETH

     WHEREAS, NEVTAH desires to take advantage of investment opportunities that provide significant potential for return, including projects in the energy and technology field; and

     WHEREAS, PAMCO has developed a state-of-the-art pumping technology that will provide particular economic benefit to the operation of "stripper" oil wells (wells which produce less than ten barrels of oil per day); and

     WHEREAS, the PAMCO technology includes a downhole pumping unit and an aboveground computer controller, all of which is referred to herein as the "Technology; and

     WHEREAS, NEVTAH and PAMCO desire to combine their efforts to exploit the Technology in the oil industry through the acquisition of existing stripper well production (the "Production") and conversion of the Production to the Technology; and

     WHEREAS, NEVTAH is capable of providing the capital, necessary to acquire the Production and PAMCO is capable of finding the Production and installing and operating the Technology;

     NOW, THEREFORE, for and in consideration of the covenants contained herein, the parties agree as follows:

     1. Prior Agreement: Initial Advances. A prior agreement was entered into between the parties in March of 1998 (the "Prior Agreement"). PAMCO acknowledges receipt of One Hundred Thousand Dollars (100,000) under the terms of the Prior Agreement (the "Initial Advances"). PAMCO further agrees that upon execution of this Agreement NEVTAH is under no obligation to make additional capital contributions under the Prior Agreement. PAMCO further acknowledges that the Initial Advances will be added to and will be considered part of the convertible debenture to NEVTAH under the Production data phase under Section 2 of this Agreement.

     2. Collection of Production Data. As a preliminary step to funding a large-scale acquisition program, NEVTAH agrees to loan Two Hundred Thousand Dollars, ($200,000) for PAMCO to use in-acquiring leases and stripper wells in Oklahoma, Texas, and/or Kentucky and installing the Technology on as many as twenty (20) wells (including operating capital). The payments by NEVTAH to PAMCO will be made Fifty Thousand Dollars ($50,000) on or before June 12, 1998; One Hundred Thousand Dollars ($100,000) on or before June 30, 1998; and Fifty Thousand Dollars ($50,000) on or before July 30, 1998. This loan to PAMCO will be structured as a convertible debenture to NEVTAH, payable in full in one (1) year and bearing interest at five percent (5%) simple interest per annum. NEVTAH will have the right, at any time during the

Agreement between NEVTAH and PAMCO
Page 2


first year, to convert the full amount of the debenture to common stock in PAMCO at a conversion rate of the lesser of Fifty-Five Dollars and Fifty Six Cents ($55.56) per share or the latest price of PAMCO share sales. Full conversion at current pricing would result in 5,399.57 shares being issued to NEVTAH on conversion, which will convey not less than ten percent (10%) of total issued stock in PAMCO at the date of this Agreement (allowing for ESOP stock and current option agreements). The conversion rights of NEVTAH may not be diluted by the issuance of any additional securities by PAMCO without first giving NEVTAH the right of first refusal to acquire any securities proposed to be issued by PAMCO. The right of NEVTAH to convert this debenture to common stock must be exercised in writing no later than one (1) year after the date of this Agreement. Under the right of first refusal described in this Section, PAMCO will provide, written notice to NEVTAH of any proposed issuance and/or sale of securities, and NEVTAH will have ten (10) days to accept Or reject the right of first refusal and an additional thirty (30) days to make payment for the securities if the right is accepted.

     The wells acquired and the Technology acquired with the proceeds of the debenture will be operated for a period of up to 90 days to allow NEVTAH and PAMCO to review the field operations and Production data for these wells. At such time as meaningful data is available, but in no event later than 60 days after conversion of the acquired Production to the Technology, PAMCO will provide NEVTAH a written report and accounting of funds used and data collected in order to establish a budget for future operations. If NEVTAH is not satisfied with the Production data collected, NEVTAH will have the option of terminating this Agreement. This election must be made by NEVTAH in writing to PAMCO within ten (10) days after receipt by NEVTAH of the report of operations of the acquired wells provided by PAMCO.

     3. Capital Contributions by NEVTAH. Unless this Agreement is terminated by NEVTAH upon completion of the operations described in Section 2, NEVTAH agrees to provide the capital necessary for PAMCO to acquire additional Production in amounts sufficient to satisfy the installation and operational capabilities of PAMCO over the period of this Agreement. The initial capital funding commitment of NEVTAH in this regard is described on Exhibit A attached hereto. NEVTAH agrees to make additional minimum capital contributions, in addition to those listed on Exhibit A, as established in Section 10 herein and as described on Exhibit B attached hereto.

     4. Joint Venture Entity. At such time as NEVTAH has met the funding schedule described on Exhibit A, NEVTAH and PAMCO will create a joint venture entity called NEVCO LLC ("NEVCO"), a Tennessee limited liability company ("LLC"). NEVTAH and PAMCO will each own fifty percent (50%) of the Financial Interest and Governance Interest, and will be the only members, of NEVCO. NEVCO will be a board-managed LLC and NEVTAH and PAMCO will each select two (2) members to sit on the Board of Governors, which will be limited to no more than five (5) Governors. A fifth member of the Board will be added only on the joint approval and agreement of NEVTAH and PAMCO. The officers of NEVCO will be selected by the Board at the time of formation.

     To minimize total operating costs, all administrative functions and management overhead required for NEVCO will be carried out by PAMCO and carried as part of the operating overhead of PAMCO. Payment of such overhead will be included in the operating budget to be prepared by PAMCO and submitted to NEVTAH for approval pursuant to Section 9 of this Agreement.

Agreement between NEVTAH and PAMCO
Page 3


     5. Purpose of NEVCO. The purpose of NEVCO will be to provide a vehicle for the combined efforts of NEVTAH and PAMCO in acquiring the Production and conversion of the Production to the Technology. All Production acquired under this Agreement will De transferred to and held in the name of NEVCO. NEVCO will also receive an exclusive license to the Technology of PAMCO under the provisions of Section 7 herein.

     6. Obligations of PAMCO. PAMCO agrees to locate and select suitable stripper well leases for acquisition by NEVCO as part of the Production. PAMCO further agrees to install and operate the Technology on the Production and to use reasonable efforts to optimize Production from each well acquired by NEVCO. PAMCO will also monitor the operations of the Production and provide a written report to NEVTAH no less frequently than monthly.

     As part of PAMCO's duties in locating and selection suitable leases for acquisition as part of the Production, PAMCO will provide a written report to NEVTAH which will include an acquisition budget for a proposed lease acquisition and a summary of all information relating to the lease and its history of operation. This budget will include operating capital estimated to be required by PAMCO to fully support the planned operations. The Board of Governors of NEVTAH will then follow the procedure outlined in Section 8 herein.

     7. Exclusive License of Technology. Upon completion of payments by NEVTAH under Exhibit A, PAMCO agrees to provide an exclusive license to NEVCO of all rights to the Technology (the "Exclusive License"), subject to timely completion of obligations of NEVTAH under this Agreement. Until completion of payments by NEVTAH under Exhibit B, PAMCO will retain the right to utilize the Technology under the terms of this Agreement, in trust for NEVCO. As long as this Agreement is in effect and NEVTAH is in compliance with the terms of this Agreement, PAMCO agrees that it may not license the Technology to any other company.

     The Exclusive License described in this Section will terminate in the event that NEVTAH does not provide on-going capital to NEVCO in a timely manner in Exhibit B established in Section 10. In addition, NEVCO will not have the right to sub-license, hypothecate, or transfer any rights in the Exclusive License granted herein to any third party without the express written consent of PAMCO.

     8. Acquisition of Production. The acquisition of Production by PAMCO under this Agreement will initially involve only the use of funds contributed by NEVTAH as described In Section 2 and on Exhibit A. Beginning January 1, 1999, however, NEVTAH agrees that it will continue to provide capital to NEVCO as needed by NEVCO under the schedule shown on Exhibit B. As producing oil well leases are evaluated and selected by PAMCO, from time to time, for acquisition with funds provided by NEVTAH, PAMCO will provide a written report to NEVTAH (or NEVCO, as appropriate) including an acquisition and conversion budget and a summary of basic information concerning the history of the target wells (the "Target Wells"). The report by PAMCO will also provide a timetable for acquisition and conversion of the Target Wells, as well as the terms proposed for evaluation and/or acquisition of the Target Wells. The report will state whether funds will be required to be advanced for evaluation of the lease, whether the lease will be initially acquired by (and funds required for) an option of the lease pending acquisition, and the timetable for the payment for such advances, options, or purchase. The budget will include an operating capital component for PAMCO as described in Section 9 herein.

Agreement between NEVTAH and PAMCO
Page 4


     If neither NEVCO or NEVTAH objects in writing to the acquisition of the Target Wells within five (5) days after receipt of the report from PAMCO, PAMCO will proceed with the acquisition, conversion, and operation of the Target Wells, provided that if PAMCO discovers information during this process that indicates acquisition should not be completed, they will so notify NEVTAH, and/or NEVCO. If either NEVCO or NEVTAH objects to acquisition of the Target Wells, PAMCO or any other entity may acquire the Target Wells for its own account or for the account of others (but not using funds provided under this Agreement), subject to the sharing of revenue established in Section 9 of this Agreement.

     The requirement of PAMCO to follow the procedures outlined in this Section will terminate at such time, if any, as this Agreement terminates.

     9. Sales or Joint Ventures: PAMCO Operating Capital: Revenue Sharing Prior to Merger. PAMCO will have the right to sell the Technology either directly (prior to the formation of NEVCO), or through NEVCO, at prices established according to the formula described below. PAMCO will also have the right to enter into joint venture arrangements with, other companies who are not a party to this Agreement, for the acquisition and/or installation of the Technology in the oil and gas industry, provided that PAMCO agrees that its primary focus under this Agreement will be acquisition of Production under this Agreement and that its obligations under this Agreement to NEVTAH and NEVCO are a priority. In addition, any revenues received by PAMCO from a joint venture with an independent third party will go to the benefit of both PAMCO and NEVTAH under this Agreement (or NEVCO if formed at that time) and no such joint venture will be undertaken by PAMCO that will prevent or hinder PAMCO from carrying out its obligations to NEVTAH and NEVCO under this Agreement. All revenues received by PAMCO, or NEVCO, from these activities will be received in trust by PAMCO or NEVCO for distribution of profits on a 50-50 basis with NEVTAH, subject only to the operating capital needs of PAMCO described below.

     NEVTAH acknowledges that PAMCO does not currently have sufficient operating capital to support its obligations under this AgreemenE and that a special allocation of available funds will be required to assure that PAMCO receives and maintains sufficient capital to fund its operating overhead through the calendar year 1999. NEVTAH and PAMCO agree that the pricing of the Technology through the Production data phase described in Section 2. and using funds described on Exhibits A and B, will be actual costs to PAMCO plus an overhead component to PAMCO. PAMCO agrees to provide an overhead budget to be approved by NEVTAH to cover the period from the date of execution of this Agreement through the calendar year 1999. Any net profits received from sales to third parties, or net profits received from joint ventures with third parties, will be applied to and will reduce the overhead component on the Technology sold to PAMCO or NEVCO to install on Production acquired by funds provided by NEVTAH under this Agreement.

     It is the intent of this Agreement that all revenues received by PAMCO or NEVCO during the term of this Agreement be received for the purposes described in this Agreement and that any profits remaining be held and/or distributed to the benefit of PAMCO and NEVTAH on a 50-50 basis.

Agreement between NEVTAH and PAMCO
Page 5


     10. Minimum Contribution of NEVTAH; Termination of Exclusive License. In addition to the capital contributions required to be provided by NEVTAH under Exhibit A, NEVTAH agrees to contribute additional capital as set out on Exhibit B attached hereto. In the event NEVTAH has satisfied the payment schedule under Exhibit A but fails to satisfy the capital contribution level schedule under Exhibit B, the Exclusive License and this Agreement will terminate.

     11. Merger. Upon completion of payments by NEVTAH as established on Exhibit A and Exhibit B to this Agreement, it is agreed that PAMCO and NEVCO will merge operations, either through a statutory or contractual merger arrangement, provided that voting rights in the surviving entity will remain 50% with PAMCO and 50% with NEVTAH. The exact form of the merger and the vehicle for bringing additional capital into the merged entity will be determined by mutual agreement of PAMCO and NEVTAH.

     12. Time of the Essence; Force Majeure. NEVTAH and PAMCO agree that the time is of the essence regarding obligations under this Agreement. The inability of NEVTAH to satisfy the funding deadlines established on Exhibit A or Exhibit B in a timely manner will be considered a default under the terms of this Agreement, and PAMCO will then have the right to terminate the Agreement under
Section 13. PAMCO and NEVTAH also agree, however, that notwithstanding the preceding language, if the spot price of crude oil, for the weight and grade of crude produced in the Tulsa, Oklahoma, area drops below Twelve Dollars ($12) per barrel, the obligations of NEVTAH under this Agreement will be delayed until such time as the price of oil recovers above the Twelve Dollar ($12) per barrel level. It is also agreed that if due to delays based on the price of oil, or for any other reason, PAMCO does not have sufficient operating capital to carry out its obligations under this Agreement, PAMCO will not for this reason be in default under this Agreement and NEVTAH will cooperate with PAMCO in addressing and solving any operating capital problems.

     13. Restriction on Sale of Company. PAMCO agrees that, for so long as NEVTAH is in compliance with the timetable for funding under the terms of this Agreement, PAMCO will not contract to sell or sell PAMCO as a company to any third party.

     14. Termination by Agreement. NEVTAH will have the right to voluntarily terminate this Agreement at any time, upon thirty (30) days written notice to PAMCO. The rights which NEVCO will retain depends upon the timing of such termination. If such termination occurs at the end of the collection of Production data phase of this Agreement (Section 2), NEVCO will have no rights in any future activities of PAMCO. If this Agreement is terminated by NEVTAH prior to the completion of capital contribution obligations of NEVTAH under Exhibit A, NEVCO will retain rights to all Production acquired, or in the process of being acquired, with funds available to NEVCO at the time of termination.

     In the event that NEVTAH voluntarily terminates this Agreement after all obligations set out on Exhibit A have been satisfied, NEVCO will retain ownership of all Production acquired through funds contributed to the date of termination. NEVTAH will also have a non-exclusive right to purchase the Technology systems for its own account.

Agreement between NEVTAH and PAMCO
Page 6


     Upon voluntary termination by NEVTAH, or the default of NEVTAH in the minimum payment provisions or under any other provision set out in this Agreement, the rights of NEVTAH to the Exclusive License will terminate. Upon default of NEVTAH in the timely payment of funds required under any section of this Agreement, PAMCO may terminate this Agreement on written notice to NEVTAH.

     15. Scope of Technology. The terms "Technology" as used in this Agreement will include both the current state of the Technology at the time of execution of this Agreement and any future developments or improvements of the Technology developed through the efforts of PAMCO or NEVCO. Any new developments in the Technology or improvements to existing Technology will remain the property of PAMCO, but will be included in and subject to the Exclusive License established in this Agreement. PAMCO agrees to take all steps necessary to obtain international patent protection, to the extent deemed feasible and subject to available funds.

     16. Binding Effect; Assingment. This Agreement shall be binding upon and inure to tile benefit to the parties hereto and their respective successors, assigns, heirs and representatives. No rights or obligations hereunder may be assigned by a party hereto without the prior written consent of the other party.

     17. Entire Agreement. This Agreement, and the Exhibits attached hereto contain the entire agreement of the parties hereto and supersede all prior understandings and agreements of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the Exhibits attached.

     18. Headings. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     19. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     20. Capital Contribution Amounts. All dollar amounts described in this Agreement will be paid in U.S. dollars and to be timely must be in collected funds.

     21. Notices. Any notice, request, information or other document to be given hereunder to any of the parties by any other party shall be in writing and delivered to the parties at the following addresses (or to such other address as a party may have specified by written notice to tile other party pursuant to this provision):

if to NEVTAH:              NEVTAH Capital Management Corporation
                           4400 PGA Blvd., Suite 716
                           Palm Beach, FL 33410
                           Attn: Dan Kesonen
                           Phone: (407) 626-9901
                           Fax: (407) 626-2415

Agreement between NEVTAH and PAMCO
Page 7


If to PAMCO:              Petroleum Asset Management Company
                          204 Point East Drive
                          Nashville, TN 37216
                          Attn: Edward Corlew
                          Phone: (615) 226-2775
                          Fax: (615) 226-2776

With a Copy To:           R. Laken Mitchell, P.C.
                          105 South Dixie Avenue
                          Cookeville, TN 38501
                          Attn: R. Laken Mitchell
                          Phone: (931) 528-7449
                          Phone: (931) 528-3364

     Any such notice shall be deemed received (i) when receipted for by the party to whom addressed, in the case of personal delivery; (ii) the next business day following service by overnight mail or delivery service; (iii) the third business day following the deposit in the U.S. mail postage pre-paid, registered or certified mail, return receipt requested; or (iv) upon receipt of an electronic facsimile transmission, provided that a copy of such facsimile notice shall simultaneously be mailed to the appropriate address.

     22. Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Tennessee applicable to contracts made and to be performed therein. Any controversy or claim arising out of or relating to this Agreement or its breach shall be subject by arbitration in the city of Nashville, Tennessee, and in accordance with the Commercial Arbitration Rules of the American Arbitration Association, before one arbitrator, who shall be a person with at least ten (10) years experience in the oil and gas industry, selected by the Chief Judge of the Federal District Court for the Middle District of Tennessee; judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     23. Severability. If any provision of this Agreement shall be held or deemed to be, or in fact be, illegal, inoperative or unenforceable, the same shall not affect any other provision contained herein, or render the same invalid, inoperative, or enforceable to any extent whatsoever.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and first-above written.


NEVTAH CAPITAL MANAGEMENT CORPORATION

By:

Title:

Agreement between NEVTAH and PAMCO
Page 8


PETROLEUM ASSET MANAGEMENT COMPANY

By: /s/ Edward Corlew
---------------------
Edward Corlew, President



AIR PULSE OIL PUMP, INC.

By: /s/ Edward Corlew
---------------------
Edward Corlew, President

                                   EXHIBIT A

Payments by NEVTAH will be as follows:

A. On or before September 1, 1998 - $300,000 U.S. for acquisition of up to 80 wells

B. On or before January 1, 1999 - $500,000 U.S. for acquisition of up to 100 wells



                                                         PAMCO Initials /s/ EAC

                                                         NEVTAH Initials /s/ DPK

                                   EXHIBIT B

Payments by NEVTAH will be as follows:

A. On or before April 1, 1999 - $400,000 U.S. for acquisition of up to 80 wells

B. On or before July 1, 1999 - $300,000 U.S. for acquisition of up to 100 wells

C. On or before October 1, 1999 - $300,000 U.S. for acquisition of up to 100 wells


                                                         PAMCO Initials /s/ EAC

                                                         NEVTAH Initials /s/ DPK

                                    ADDENDUM
                                    --------

     This addendum is to be attached and made apart of the agreement dated June 3, 1998 by and between Nevtah and PAMCO as the parties thereto. The intent is to modify and set the guidelines as noted herein and address the paragraphs as referred to in the original agreement.

#7. Exclusive License as used herein and in the entire agreement shall further apply to any newly developed technology and patented technology by PAMCO. (See section on technology)

#12. It is to be understood that the first dates of funding will require a timely manner for meeting the obligations as set forth herein and budgets to be submitted by PAMCO. As agreed these changes to the agreement will be incorporated.

     #2. To remain as stated.
     EXHIBIT A
          (A.) September to be $75,000 with October to be $225,000 for the total of $300,000 as shown.
          (B.) And EXHIBIT B being A., B. & C.
          Shall be at the discretion of the Nevco Board or by agreement of PAMC0 and Nevtah parties whereby the funding may be allocated to a monthly amount or by a project budget to be submitted by PAMCO. It is agreed that a minimum monthly amount of $150,000 shall be due as per the intent of the timely manner referred to in the original agreement.

     It is agreed that the "timely manner" as stated in the agreement shall have a cure clause to be applied to (B.) of EXHIBIT A and the entire schedule of EXHIBIT B to allow Nevtah 30 days after being in default as described in agreement to cure and provide the funds required by the agreement and these above modifications.

#14. Nevtah will have and retain 50% interest in any lease or oil production acquired by PAMCO on the behalf of this agreement should Newco not be formed by any default, termination or delay.



                                      PAMCO /s/ Edward Corlew
                                           -----------------------
                                           Edward Corlew Pres.


                                      APOP /s/ Edward Corlew
                                           -----------------------
                                           Edward Corlew Pres.


                                      Nevtah /s/ Daniel Kesonen
                                             ---------------------
                                             Daniel Kesonen Pres.

                                    AGREEMENT
                                    ---------

     This Agreement entered into this 9th day of March 1998 by and between NEVTAH CAPITAL MANAGEMENT CORPORATION, 475 Howe Street, Suite 720, Vancouver, B.C. V8C2B3 (hereinafter referred to as "NEVTAH"), party of the first part; and PETROLEUM ASSET MANAGEMENT CO., 204 Point East Drive, Nashville, Tennessee 37216, and AIR PULSE OIL PUMP, INC., 204 Point East Drive, Nashville, Tennessee 37116, (hereinafter collectively referred to as PAMCO), parties of the second part:

     In consideration of the mutual agreements contained herein, the parties agree as follows:

     1. This Agreement contains the basic terms of the proposed business structure to be formed by the Parties hereto, and the Parties agree to enter into a more formal agreement as soon as possible.

     2. The basic terms of the proposed business structure is as follows:

          a. A Limited Liability Corporation will be formed in the State of Tennessee which shall be named - to be named at a later date - (hereinafter referred to as the "LLC").

          b. The Board of Directors of the LLC shall consist of five persons, two of which shall be selected by NEVTAH, two to be selected by PAMCO and one to be selected by mutual agreement of the Parties.

          c. NEVTAH will own 50% of the LLC and PAMCO will own 50% of the LLC.

i. cont. Form and type of interest and amount of capital to be stated in the final agreement.



          d. PAMCO agrees to transfer and assign to the LLC all interests in the procedures relative to producing oil from stripper wells (producing less than 10 barrels per day per well) which have been developed by it or its associates in previous years. See top of page.

          e. PAMCO agrees to transfer and assign all its interests in oil producing wells or leases which it presently owns.

          f. NEVTAH agrees to provide to PAMCO the funding described in Exhibit "A" attached hereto, in accordance with the timing set forth and conforming to the conditions set forth in said Exhibit.

          g. Any new stripper well production technology or acquisition of leases developed or proposed for development by the LLC will be presented to NEVTAH for funding. NEVTAH will have a reasonable time, not to exceed 90 days for any new technology or 60 days for acquisition of leases, within which to accept or reject each such proposal.

     3. this Agreement shall be executed in duplicate and shall become effective upon execution by both Parties.


NEVTAH CAPITAL MANAGEMENT CORPORATION

By: /s/ Robert H. Barnet
Title: Vice President and Director


PETROLEUM ASSET MANAGEMENT CO.

By: /s/ Edward Corlew
Title: President


AIR PULSE OIL PUMP, INC.

By: /s/ Edward Corlew
Title: President

                                  EXHIBIT "A"
                                  -----------

     Payment by NEVTAH will be as follows:

          A.   On or before March 15, 1998 - $25,000 U.S.
          B.   On or before April 1, 1998 - $25,000 U.S.
          C.   On or before May 1, 1998 - $100,000 U.S.

The above amounts serve as a deposit to PAMCO for its use in acquiring leases and wells and installing its production procedures. These amounts are for use until a final more formal agreement can be formulated and executed. In the event no final agreement is consummated by the Parties hereto by June 1, 1998, then the above payments must be repaid to NEVTAH and this Agreement will become null and void.